UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 11, 2023

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 ParValue Per Share	the Company	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 11, 2023, Golden Matrix Group, Inc. (the “Company”, “Golden Matrix”, “we” and “us”), entered into a Sale and Purchase Agreement of Share Capital (the “Purchase Agreement”) with Aleksandar Milovanovic, Zoran Milosevic (“Milosevic”) and Snezana Bozovic (collectively, the “Sellers”), the owners of Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia (“Meridian Serbia”); Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro; Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta; and Meridian Gaming (Cy) Ltd, a company formed and registered in the republic of Cyprus (collectively, the “Meridian Companies”).

The Meridian Companies operate online sports betting and gaming operations and are currently licensed and operating in more than 15 jurisdictions across Europe, Africa and South America.

Pursuant to the Purchase Agreement, the Sellers agreed to sell us 100% of the outstanding capital stock of each of the Meridian Companies in consideration for (a) a cash payment of $50 million, due at the initial closing of the acquisition; (b) 56,999,000 restricted shares of the Company’s common stock (the “Phase 1 Closing Shares”), with an agreed upon value of $3.50 per share; (c) 1,000 shares of a to be designated series of Series C preferred stock of the Company, discussed in greater detail below (the “Series C Voting Preferred Stock”); (d) $10,000,000 in cash and 4,285,714 restricted shares of Company common stock (the “Post-Closing Shares”) within five business days following the six month anniversary of the Phase 1 Closing (defined below) if (and only if) the Company has determined that: the Sellers and their affiliates are not then in default in any of their material obligations, covenants or representations under the Purchase Agreement, or any of the other transaction documents entered into in connection therewith (the “Post-Closing Consideration”); (e) a promissory note in the amount of $10,000,000 (the “Promissory Note”), due nine months after the Phase 1 Closing; and (f) 4,000,000 shares of the Company’s restricted common stock payable at the Phase 2 Closing (defined below)(the “Phase 2 Shares”). The Phase 1 Closing Shares, Series C Preferred Stock, Post-Closing Shares and Phase 2 Shares, are collectively defined herein as the “Purchase Shares”.

The purchase of 100% of the Meridian Companies pursuant to the Purchase Agreement is defined herein as the “Purchase”. The agreed upon aggregate value of the transaction is $298,500,000 (the “Purchase Price”).

The Purchase is contemplated to close in two phases, with phase 1 being the purchase of 100% of each of the Meridian Companies other than Meridian Serbia, together with 90% of Meridian Serbia (“Phase 1 Closing”); and phase 2 being the purchase of the remaining 10% of Meridian Serbia (“Phase 2 Closing”).

The Phase 1 Closing is required to occur prior to June 30, 2023 and the Phase 2 Closing is required to occur prior to October 31, 2023, unless extended by the mutual consent of the parties.

In the event of the occurrence of a change of control of the Company following the closing, the Post-Closing Consideration and amounts due pursuant to the Promissory Note are immediately due and payable.

The Purchase Agreement also requires Milosevic to take commercially reasonable efforts to transfer his ownership of Meridian Gaming Peru S.A.C. (“Meridian Peru”) to Meridian Cyprus, for nominal consideration, following the Phase 1 Closing.

Pursuant to the Purchase Agreement, we and the Sellers made certain representations and provided certain warranties (which are required to be re-certified at closing) to each other relating to, among other things: (a) the authorization, performance and enforceability of the agreement; (b) the Company and the Meridian Companies being in good standing; (c) the capitalization, compliance with laws, real estate and leases held by, title to assets, information technology, legal proceedings, taxes, employee matters, intellectual property, and transactions with affiliates, of the Meridian Companies and the Company; (d) that there are no pending or threatened actions preventing the transactions contemplated by the agreement from being completed; (e) that no brokers or finders fees are required to be paid in connection with the Purchase; and (f) that the information to be provided in connection with the Proxy Statement will be accurate. We and the Sellers also confirmed our status as accredited investors and made certain other representations to each other in order for each party to confirm a valid exemption from registration exists for the purchase of the securities contemplated by the Purchase Agreement.

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The closing of the Purchase is subject to certain closing conditions (some of which apply only for the Phase 1 Closing and some of which apply for both the Phase 1 Closing and Phase 2 Closing), including (a) the delivery to each party of required board, and where applicable, shareholder approvals; (b) Sellers’ delivery of documentation and agreements evidencing the assets of the Meridian Companies, including intellectual property; (c) certain change of control notifications being submitted to the relevant jurisdictions governing the Meridian Companies; (d) delivery of customary good standing certificates, transfer documents, closing agreements; officer certificates and secretary certificates; (e) delivery of executed copies of certain shareholders agreements and restricted covenant agreements required to be entered into with various minor shareholders of certain subsidiaries of the Meridian Companies as a required condition of the Phase 1 Closing (collectively, the “Shareholder Agreements”); (f) delivery of the closing cash and equity compensation; (g) the entry into employment agreements between the Company and the Sellers in substantially the same form as the Company’s employment agreement with Anthony Brian Goodman, the Company’s Chief Executive Officer; (h) the Shareholder Approval (defined below); (i) the Amended and Restated Articles (defined below) being filed with the Secretary of State of Nevada; (j) the Company obtaining an opinion, in writing, to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Purchase is fair, from a financial point of view, to the Company and its shareholders; (k) the confirmation from the Nasdaq Capital Market that the Company’s common stock will continue to trade on the Nasdaq Capital Market following the Phase 1 Closing; (l) the delivery of customary legal opinions of the parties; and (m) confirmation that following the Phase 1 Closing, the Sellers will hold majority voting rights over the Company. The closing of the Purchase is also subject to the Company raising adequate funds to pay the required purchase price in connection therewith. If so required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the parties agreed to promptly make all filings under the HSR Act and to receive any and all required approvals required under the HSR Act, or for all waiting periods required thereunder to have expired prior to the Phase 1 Closing.

The Purchase Agreement can be terminated (a) by the written agreement of the parties; (b) by the Company or the Sellers if the Company has not obtained a loan commitment or other long-form term sheet from a third-party lender approved by Sellers (in their reasonable discretion) to provide at least $50 million of financing required for the Company to complete the Purchase (the “Required Financing”), on terms and conditions acceptable to Sellers in their reasonable discretion, prior to May 31, 2023 (or such other date as the parties may mutually agree), unless such failure is due to the such party that proposes to terminate the agreement not using commercially reasonable efforts to satisfy such condition or the breach by such party of a provision of the Purchase Agreement; (c) by the Company if the Shareholder Agreements are not entered into within 45 days after the date of the Purchase Agreement, unless such failure is due to such party that proposes to terminate the agreement not using commercially reasonable efforts to satisfy such condition or the breach by such party of a provision of the Purchase Agreement; (d) by the Company or the Sellers if the Phase 1 Closing has not been completed by June 30, 2023 (unless such date is extended with the mutual consent of the parties)(the “Required Closing Date”) unless such failure is due to such party that proposes to terminate the agreement not using commercially reasonable efforts to satisfy such condition or the breach by such party of a provision of the Purchase Agreement; (e) by the Company or the Sellers, if a condition to closing has become incapable of fulfilment and not been waived by Purchaser; (f) by the Company or the Sellers pursuant to the Due Diligence Termination Right (defined below); (g) by either the Company or the Sellers if any updated schedule required to be disclosed pursuant to the terms of the Purchase Agreement could reasonably result in a material adverse effect on the disclosing party; (h) by either the Company or the Sellers if more than 90 days have elapsed since the date the initial required notices are provided under the HSR Act, to the extent required, and HSR Act approval has not been received as of such date, and the Company or Sellers, as applicable, has made the reasonable, good faith determination that HSR Act approval will be so costly and time consuming to such party that it does not make commercially reasonable sense for such party to continue to seek such HSR Act approval; or (i) by either the Sellers or the Company, if there has been a breach of any material representation, warranty, covenant, agreement, or undertaking made by the other party in a transaction document, which breach, if curable, is not cured within 30 calendar days after notice by the non-breaching party (provided, however, that if the cure reasonably requires more than 30 days to complete, then the breaching party shall have an additional 15 days, provided it timely commences the cure and continues diligently prosecuting the cure to completion).

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The Purchase Agreement may be also terminated by the Sellers or the Company at any time prior to the Phase 1 Closing Date if: (i) there shall be any actual action or proceeding which value is more than 1% of the Purchase Price, before any court or any governmental entity which shall seek to restrain, prohibit, or invalidate the transactions contemplated by the Purchase Agreement and which, in the judgment of the Sellers or the Company, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Purchase; or (ii) any of the transactions contemplated by the Purchase Agreement are disapproved by any regulatory authority whose governmental approval is required to consummate such transactions (which does not include the Securities and Exchange Commission (SEC)) or in the judgment of the Sellers or the Company, made in good faith and based on the advice of counsel, there is substantial likelihood that any such governmental approval will not be obtained by the Required Closing Date) or will be obtained only on a condition or conditions which would be unduly and materially burdensome, making it inadvisable to proceed with the Purchase.

In the event of termination of the Purchase Agreement, no obligation, right or liability shall arise, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of the Purchase Agreement and the transactions contemplated thereby, except in connection with the Break-Fee (discussed below).

Pursuant to the Purchase Agreement, until the earlier of the (a) the termination of the Purchase Agreement; and (b) the Phase 1 Closing, the Company and the Sellers on behalf of the Meridian Companies agreed to only operate in the ordinary course of business, to not enter into any material agreements (other than in the ordinary course of business), to not issue any securities, to not amend its organizational documents, amend or terminate any material agreements, incur any indebtedness, or take certain other actions, without written approval of the others.

The Purchase Agreement includes (i) certain set off rights, which allow us to set off amounts owed to the Sellers to settle certain outstanding claims owed by the Sellers to us, to the extent that such claims are valued at more than $200,000; (ii) a non-compete, prohibiting the Sellers from competing against us for a period of three years following the Phase 1 Closing; (iii) customary covenants of each of the parties and  confidentiality requirements; and (iv) customary indemnification requirements of the parties, subject to minimum indemnification obligations of $100,000, and maximum individual claims limitations of $2 million, provided that both party’s liability under the Purchase Agreement shall be no greater than $10 million.

The Sellers agreed to assist us with preparing all financial statements and required disclosures required for disclosure with the Securities and Exchange Commission (SEC) in connection with the Purchase Agreement and the Proxy Statement (as defined below).

The Purchase Agreement also provides that, during the period from the date of such agreement to the Phase 1 Closing we are subject to certain restrictions on our ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions.

Additionally, we have agreed to issue $3 million in restricted stock units to employees of the Meridian Companies (and their subsidiaries) within 30 days following the Phase 1 Closing in order to incentive such employees to continue to provide services to such entities following the Phase 1 Closing (the “Post-Closing Equity Awards”). The Post-Closing Equity Awards will be issued under a shareholder approved equity plan. Included in Post-Closing Equity Awards will be the award of Restricted Stock Units to the directors nominated for appointment to the Board of Directors by the holders of the Company’s Series C Voting Preferred Stock, as described in greater detail in the Purchase Agreement.

Pursuant to the Purchase Agreement we agreed to file a proxy statement with the SEC (the “Proxy Statement”) to seek shareholder approval for the issuance of the Purchase Shares, under applicable rules of the Nasdaq Capital Market, and adoption of amended and restated Articles of Incorporation (the “Amended and Restated Articles”) to remove our classified board of directors and amend certain other provisions of our Articles of Incorporation (collectively, the “Charter Amendments”), promptly after the Sellers have delivered the financial statements required by Regulation S-X for filing in such Proxy Statement, and to hold a stockholders meeting promptly thereafter (subject to applicable law), to seek shareholder approval of the Charter Amendments and the issuance of the Purchase Shares. We are also required to hold a shareholders meeting to seek shareholder approval for the issuance of the Purchase Shares and Charter Amendments promptly after the SEC has confirmed that it has no comments on such Proxy Statement (the “Shareholder Approval”).

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The Purchase Agreement includes a 60 day due diligence period during which the Company has the right, at the Company’s election, in its reasonable discretion, to terminate the Purchase Agreement if the Company determines in good faith, that such due diligence has revealed information which would constitute a material adverse effect on the Meridian Companies, or results in any of the representations or warranties of the Sellers set forth in the Purchase Agreement not being materially correct and true and the Sellers have the same right (the “Due Diligence Termination Right”).

The Purchase Agreement includes various post-closing conditions, including requiring us to obtain commercially reasonable officer and director insurance within 60 days of the Phase 1 Closing.

To the extent that any term sheet, letter of intent or other agreement or understanding relating to the Required Financing includes any break-fee, termination fee, or other expenses payable by the Company upon termination thereof, to the proposed lender, financier, investment bank or agent (each a “Break-Fee”), despite the parties’ best efforts to avoid such a requirement, each of the Company and Sellers shall be responsible for 50% of any such Break-Fee, including any amounts required to be escrowed in connection therewith.

If the Company is obligated under the Purchase Agreement to indemnify, compensate, or reimburse Sellers, then the Company agreed to take any and all action necessary to ensure that Sellers (in their capacity as shareholders of the Company) are not directly or indirectly held liable for such amount(s), and instead are reimbursed in full. Additionally, at Sellers’ election, the Company agreed to issue additional shares of common stock of the Company to the Sellers, based on the then fair market value of such shares, in an amount necessary to satisfy such obligation. We also agreed to at all times reserve and keep available out of our authorized but unissued shares of common stock such number of shares of common stock as shall from time to time be sufficient to allow for the above.

The representations, warranties and covenants of each party set forth in the Purchase Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will only survive consummation of the Purchase as specifically set forth therein and (ii) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any factual information regarding the Company, their respective affiliates or their respective businesses. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, the Meridian Companies and the Sellers, their respective affiliates or their respective businesses, the Purchase Agreement and the Purchase, that will be contained in, or incorporated by reference into, the Proxy Statement the Company plans to file subsequent to the date hereof as discussed above, as well as in the Form 10-K, Form 10-Q and other filings that the Company makes hereafter with the SEC.

Promissory Note

The $10 million Promissory Note will accrue interest at 7% per annum (18% upon the occurrence of an event of default), with monthly interest payments of accrued interest due on the first day of each calendar month until its maturity date; and have a maturity date nine months after the Phase 1 Closing.  The Promissory Note will include customary events of default and require us to indemnify the holders thereof against certain claims.

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Series C Voting Preferred Stock

The Series C Voting Preferred Stock is expected to have the following rights to be set forth in a designation of the Series C Voting Preferred Stock filed with the Secretary of State of Nevada prior to the Phase 1 Closing (the “Series C Designation”):

Voting Rights. The holders of the Series C Voting Preferred Stock, voting as a class, vote together with the holders of the Company’s common stock on all shareholder matters. At each vote, each share of Series C Voting Preferred Stock entitles the holder 7,500 votes on all matters presented to the Company’s shareholders for a vote of shareholders, whether such vote is taken in person at a meeting or via a written consent (7,500,000 votes in aggregate for all outstanding shares of Series C Preferred Stock).

Additionally, for so long as the Company’s Board of Directors has at least five members and for so long as the Series C Preferred Stock is outstanding, the Series C Voting Preferred Stock, voting separately, will have the right to appoint two members to the Company’s Board of Directors. If the Company’s Board of Directors shall have less than five members, the Series C Voting Preferred Stock, voting separately, will have the right to appoint one member to the Board of Directors. The holders of the Series C Voting Preferred Stock will also have the sole right to remove such persons solely appointed by the Series C Voting Preferred Stock and to fill vacancies in such appointees.

The Series C Preferred Stock will also require the consent of the holders of at least a majority of the issued and outstanding shares of Series C Preferred Stock to (i) amend any provision of the designation of the Series C Preferred Stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of any preferred stock of the Company, (iii) adopt or authorize any new designation of any preferred stock, (iv) amend the Articles of Incorporation of the Company in a manner which adversely affects the rights, preferences and privileges of the Series C Preferred Stock, (v) effect an exchange, or create a right of exchange, cancel, or create a right to cancel, of all or any part of the shares of another class of shares into shares of Series C Preferred Stock, (vi) issue any additional shares of preferred stock, or (vii) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares of Series C Preferred Stock.

Dividend Rights. None.

Liquidation Preference. None.

Conversion Rights. The holders of the Series C Preferred Stock will have the right to convert each share of the Series C Preferred Stock into one share of the Company’s common stock at any time. The Series C Preferred Stock also provides for the automatic conversion of all outstanding shares of Series C Preferred Stock into common stock of the Company, on a 1 for 1 basis, on the date that the aggregate beneficial ownership of the Company’s common stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended), calculated without regard to any shares of common stock issuable upon conversion of the Series C Preferred Stock, of the Sellers (collectively), falls below 10% of the Company’s common stock then outstanding, without taking into account the shares of common stock issuable upon conversion of the Series C Preferred Stock, or the first business day thereafter that the Company becomes aware of such.

Redemption Rights. None.

Transfer Rights. The Series C Preferred Stock is not transferrable by the Sellers.

* * * * *

The foregoing description of the Purchase Agreement, Series C Designation and Promissory Note, is not complete and is subject to, and qualified in its entirety by reference to the Purchase Agreement, form of Series C Designation and form of Promissory Note, attached as Exhibits 2.1, 3.1 and 10.1 hereto, which are incorporated in this Item 1.01 by reference in their entirety.

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Item 3.02.	Unregistered Sales of Equity Securities.

The issuance of the Purchase Shares is intended to be exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances will not involve a public offering, the recipients have confirmed that they are “accredited investors”, and the recipients will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities will be subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

As described above, the issuance of the Purchase Shares will cause substantial dilution to existing stockholders. To the extent issued in full, the maximum number of Purchase Shares issuable pursuant to the Purchase Agreement (without taking into account any Post-Closing Equity Awards) will total 65,285,714 shares of common stock (when including 1,000 shares of common stock issuable upon conversion of the Series C Voting Preferred Stock pursuant to its terms).

Item 7.01	Regulation FD Disclosure.

On January 12, 2023, the Company published a press release announcing the entry into the Purchase Agreement and the related transactions. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 7.01.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1*#£

Sale and Purchase Agreement of Share Capital dated January 11, 2023 by and between Golden Matrix Group, Inc., as purchaser and the shareholders of: Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia, Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro, Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta, and Meridian Gaming (Cy) Ltd, a company formed and registered in the Republic of Cyprus, as sellers

3.1*	Form of Certificate of Designation of Golden Matrix Group, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series C Preferred Stock (not yet effective)
10.1*	Form of Promissory Note (January 11, 2023 Sale and Purchase Agreement)(not yet effective)
99.1**	Press release dated January 12, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Golden Matrix Group, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

£ Certain personal information which would constitute an unwarranted invasion of personal privacy has been redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

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FORWARD-LOOKING STATEMENTS

Certain statements made in this Current Report on Form 8-K and the press release attached contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the parties to close the Purchase Agreement on the terms set forth in, and pursuant to the required timing set forth in, the Purchase Agreement, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or all of the Company or the Sellers (collectively, the “Purchase Agreement Parties”) to terminate the Purchase Agreement; the effect of such termination, including breakup and other fees potentially payable in connection therewith; the outcome of any legal proceedings that may be instituted against Purchase Agreement Parties or their respective directors or officers; the ability to obtain regulatory and other approvals and meet other closing conditions to the Purchase Agreement on a timely basis or at all, including the risk that regulatory and other approvals required for the Purchase Agreement are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or the expected benefits of the transaction; the ability of the Company to obtain the funding required to complete such acquisition, the terms of such funding, potential dilution caused thereby and/or covenants agreed to in connection therewith; the ability to obtain approval by the Company’s shareholders on the expected schedule of the transactions contemplated by the Purchase Agreement; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Purchase Agreement; the ability of the Company to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the expected synergistic relationships and cost savings from the transactions contemplated by the Purchase Agreement; uncertainty as to the long-term value of the common stock of the Company following the closing of the Purchase Agreement; the business, economic and political conditions in the markets in which Purchase Agreement Parties operate; the impact of the COVID-19 pandemic on the Company; the effect on the Company and its operations of the ongoing Ukraine/Russia conflict, increased interest rates, recessions and increased inflation; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Company’s ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock and/or acquisitions; the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company’s expectations for future growth, revenues, and profitability; the Company’s expectations regarding future plans and timing thereof; the Company’s reliance on its management; the fact that the Company’s chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, and market conditions, decreases in discretionary spending and therefore demand for our products, and increases in the cost of capital, related thereto, among other affects thereof, on the Company’s operations and prospects; the Company’s ability to protect proprietary information; the ability of the Company to compete in its market; the Company’s lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of current and future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products, including potential recessions and global economic slowdowns. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved.

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Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, under the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Transition Report on Form 10-K for the nine month transition period ended October 31, 2021 and the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2022. These reports are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of any Purchase Agreement Parties are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. the Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote, proxy or approval in connection with the Purchase Agreement or related transactions. In connection with the transactions contemplated by the Purchase Agreement, the Company plans to file with the Securities and Exchange Commission (SEC) a proxy statement to seek shareholder approval for the Purchase Agreement and the issuance of shares of common stock in connection therewith, which, when finalized, will be sent to the shareholders of the Company seeking their approval of the respective transaction-related proposals, as well as other documents regarding the proposed transactions. This communication is not a substitute for any proxy statement or other document the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PURCHASE AGREEMENT AND THE PROPOSED PURCHASE TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from the Company at its website, https://goldenmatrix.com/investors-overview. Documents filed with the SEC by the Company will be available free of charge on the “Investors,” “SEC Filings” page of our website at https://goldenmatrix.com/investors-overview/sec-filings/ or, alternatively, by directing a request by mail, email or telephone to the Company at 3651 Lindell Road, Suite D131, Las Vegas, NV 89103; ir@goldenmatrix.com; or (702) 318-7548, respectively.

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Participants in the Solicitation

The Company and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective shareholders of the Company in respect of the transactions contemplated by the Purchase Agreement under the rules of the SEC. Information about the Company’s directors and executive officers and their ownership of the Company is available in the Company’s Definitive Information Statement on Schedule 14C, as filed with the Securities and Exchange Commission on May 18, 2022 and the Current Report on Form 8-K filed with the SEC on December 7, 2022.

The Sellers, the Meridian Companies, and their respective directors, managers, and executive officers may also be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Purchase Agreement. A list of the names of such parties and information regarding their interests in the Purchase Agreement will be included in the proxy statement for the Purchase Agreement when available.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the Purchase Agreement when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company using the sources indicated above.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Purchase Agreement and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: January 12, 2023	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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